Exhibit 23







                          CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the registration statements of West Pharmaceutical Services, Inc. and subsidiaries, on Form S-8 (Registration Nos. 2-95618, 2-45534, 33-39506, 33-32580, 33-37825, 33-61074, 33-61076, 33-12287, 33-
          12289, and 33-53817) of our report dated February 26, 1999, on our audits of the consolidated financial statements of West Pharmaceutical Services, Inc. and subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is incorporated in this Annual Report on Form 10-K.


          ________________________________
          PricewaterhouseCoopers LLP

          Philadelphia, Pennsylvania
          March 31, 1999